Exhibit 10.1

AMENDMENT TO

CONSULTING AGREEMENT

This Amendment (this “Amendment”) to the Consulting Agreement, entered into on May 21, 2018 and effective as of May 8, 2018 (the “Consulting Agreement”), by and between Altimmune, Inc., a Delaware corporation (the “Company”), and Will Brown, an individual resident in Colorado (“Consultant”), is entered into on this 14th day of March, 2019.

WHEREAS, the Company and Consultant desire to amend the Consulting Agreement on the terms provided herein;

NOW, THEREFORE, in consideration of the mutual promises and obligations herein, and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Section 1 is amended by adding the following as a new sub-section (d):

“(d) If, during the term of this Agreement, the Company appoints Consultant as its full time Chief Financial Officer, the parties agree to negotiate in good faith to enter into an employment agreement on mutually agreed terms, which employment agreement will supersede and replace in its entirety this Agreement.”

2.	The first sentence of Section 2(a) is amended by adding the following phrase immediately before the period:

“; provided that, if Consultant is not appointed as the Company’s full time Chief Financial Officer by July 1, 2019, then from such date, the Company shall pay Consultant a fee of $35,400 for each full month that Consultant provides Services as the Company’s Acting Chief Financial Officer”

3.	Section 3(a) is amended by deleting the phrase “fifteen (15)” where it appears and replacing it with the phrase “thirty (30)”.

4.	Section 3(a) is further amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, if (i) Consultant is not appointed as the Company’s full time Chief Financial Officer by July 1, 2019 and (ii) on or after such date, the Company terminates Consultant’s engagement without Cause (other than due to Consultant’s death or disability), then subject to Consultant’s signing and not revoking a general release of claims against the Company and its affiliates in a form provided by the Company, the Company will pay Consultant $84,000 not later than sixty (60) days after such termination.”

5.

Entire Agreement. The Consulting Agreement, as amended by this Amendment, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all prior discussions, agreements and understandings of every nature relating to that subject matter.

6.	Miscellaneous. Sections 11 through 21 of the Consulting Agreement are incorporated by reference into this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned have executed this Amendment as of the day and year first written above. The parties hereto agree that facsimile signatures shall be as effective as if originals.

ALTIMMUNE, INC.

By:	/s/ Dr. Vipin K. Garg	/s/ Will Brown
	Dr. Vipin K. Garg	Will Brown

Title:    President and Chief Executive Officer

[Signature page to Amendment to Consulting Agreement]